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EXHIBIT 10.20

CENTRAL PACIFIC FINANCIAL CORP.
2004 STOCK COMPENSATION PLAN

NOTICE OF RESTRICTED SHARE GRANT
TO NON-EMPLOYEE DIRECTOR

        You have been granted restricted shares of common stock of Central Pacific Financial Corp. on the following terms:

1.	Name of Grantee:
2.	Total Number of Shares Granted*:
3.	Effective Date of Grant:	March 15, 2005
4.	Closing Price Per Share as of Date of Transfer, March 15, 2005:
5.	Vesting Commencement Date:	March 15, 2005
6.	Vesting Schedule:
Restricted Shares shall be fully vested upon continuous service through the fifth anniversary of the effective date of grant. However, if earlier, full vesting will also occur upon your death or disability, change in control of Central Pacific Financial Corp., or termination of service following the completion of your term as a director.

*
The total number of shares granted is based on a grant of $12,000 worth of CPF common stock ($6,000 of which is granted to each non-employee director of Central Pacific Financial Corp. and $6,000 of which is granted to each non-employee director of Central Pacific Bank) divided by the closing price per share of CPF common stock on March 15, 2005, and rounded down to the nearest whole share.

        The restricted shares are granted under and governed by the terms and conditions of the Restricted Share Agreement and the Central Pacific Financial Corp. 2004 Stock Compensation Plan, both of which are attached to and made a part of this Notice.

        Please sign the Restricted Share Agreement and return it to Glenn Ching, as soon as possible, but no later than March 30, 2005 (CPB's March Board Meeting date).

        Please note that if a "Section 83(b)" income tax election is made for the restricted shares, the election must be filed with the IRS within 30 days from the date of transfer of the restricted shares. A copy of the "Section 83(b)" election form is attached. You are urged to consult with your tax advisor to determine the effect of a Section 83(b) election and whether such an election is appropriate for you.

CENTRAL PACIFIC FINANCIAL CORP.
2004 STOCK COMPENSATION PLAN

RESTRICTED SHARE AGREEMENT
FOR NON-EMPLOYEE DIRECTOR

        Agreement dated March 15, 2005 ("Agreement") between Central Pacific Financial Corp., a Hawaii corporation ("Company") with its registered office at 220 South King Street, Honolulu, Hawaii 96813 and                        , residing at                        ("Grantee"), a non-employee director of the Company or its subsidiary.

1.    Grant of Restricted Shares.

  The Company hereby grants to Grantee effective as of March 15, 2005 ("Grant Date"),            shares ("Restricted Shares") of the Company's common stock ("Shares"). This grant of Restricted Shares is subject to the applicable terms and conditions of the Central Pacific Financial Corp. 2004 Stock Compensation Plan ("Plan") and this Agreement.

2.    Restrictions during Restriction Period.

  a.
  Service Restriction.    The Restricted Shares shall be forfeited and transferred to the Company upon the Grantee's termination of service as a director of the Company or its subsidiary prior to the expiration of the "Restriction Period", as defined below.

  b.
  Transfer Restriction.    None of the Restricted Shares may be sold, assigned, pledged, or otherwise transferred, voluntarily or involuntarily, by the Grantee during the Restriction Period.

  c.
  Restriction Period.    For purposes of this Agreement, the term "Restriction Period" means the period commencing on the Grant Date and ending on the earlier of: (i) the fifth anniversary of the Grant Date; or (ii) the expiration of the Grantee's term as a director of the Company and its subsidiaries (whichever term last expires). For this purpose, the term as a director shall mean the Grantee's current term as a director and any immediately succeeding future consecutive term or terms as a director of either the Company or its subsidiaries that results from election, appointment, reelection, or reappointment as such a director. The Restriction Period shall not expire at the time the Grantee ceases to be a director of the Company or one of its subsidiaries if, at that time, such Grantee continues to be a director by reason of membership on the Board of Directors of another one of the Company or its subsidiaries.

  d.
  Lapse of Restrictions.    The restrictions set forth in the above portion of this Section 2 shall lapse and no longer apply upon the earlier of (i) the expiration of the Restriction Period; (ii) the death of the Grantee; (iii) the termination of service of the Grantee due to "permanent and total disability", as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); or (iv) the occurrence of a "Change in Control", as defined in Section 2.7 of the Plan.

3.    Issuance of Shares; Registration; Withholding Taxes.

  As part of the grant under this Agreement, certificates for the Restricted Shares shall be issued in the Grantee's name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein. A certificate or certificates representing the Restricted Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

  The Company may postpone the issuance or delivery of the Shares until (i) the completion of registration or other qualification of such Shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company shall determine to be necessary or desirable; (ii) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules, and regulations, including applicable federal and state securities laws and listing requirements, if any; and (iii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the issuance or delivery of the Shares. Grantee shall comply with any and all legal requirements relating to Grantee's resale or other disposition of any Shares acquired under this Agreement. The certificates representing the Shares may bear such legend as described in Section 6 below or as the Company otherwise deems appropriate to ensure compliance with applicable law.

4.    Share Adjustments.

  The number of Restricted Shares shall be adjusted proportionately for any increase or decrease in the number of issued shares of common stock of the Company by reason of a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, or other like change in the capital structure of the Company. The adjustment required shall be made by the Compensation Committee of the Board of Directors of the Company (the "Committee"), whose determination shall be conclusive.

5.    Rights as Shareholder.

  Subject to the terms of the Plan and this Agreement, the Grantee shall be entitled to all the rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares after the Grant Date. The Grantee's rights as a shareholder shall terminate in the event of the Grantee's forfeiture of the Restricted Shares.

6.    Legends.

  All certificates evidencing Shares issued under this Agreement shall bear the following legend (and such other restrictive legends as are required or the Company deems advisable under the provisions of any applicable law):

    THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CENTRAL PACIFIC FINANCIAL CORP. 2004 STOCK COMPENSATION PLAN AND RESTRICTED SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CENTRAL PACIFIC FINANCIAL CORP. A COPY OF THE PLAN AND RESTRICTED SHARE AGREEMENT MAY BE OBTAINED FROM CENTRAL PACIFIC FINANCIAL CORP.

  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the Grantee under such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.    Grantee Bound by Plan.

  Grantee hereby acknowledges receipt of a copy of the Plan and acknowledges that Grantee shall be bound by its terms, regardless of whether such terms have been set forth in this Agreement. If there is any inconsistency between the terms of the Plan and the terms of this Agreement, Grantee shall be bound by the terms of the Plan.

8.    Amendment.

  This Agreement may be amended by the Committee at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Code or regulations issued thereunder, or any federal or state securities law or other law or regulation, or the Plan, or based on any discretionary authority of the Committee under the Plan. However, unless necessary or advisable due to a change in law, any amendment to this Agreement which has a material adverse effect on the interest of Grantee under this Agreement shall be effective only with the consent of Grantee.

9.    Grantee Responsible for Taxes.

  Since Grantee is a non-employee director of the Company or a subsidiary, the Company is not obligated to withhold or pay income or employment taxes on income arising from the Restricted Shares. Grantee is solely responsible for the timely payment of federal and state income taxes, self-employment tax, and any other taxes, including but not limited to Hawaii's General Excise Tax.

10.    No Advice, Warranties, or Representations.

  The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal or tax effects to Grantee with respect to the Restricted Shares. Grantee is encouraged to seek legal and tax advice from Grantee's own legal and tax advisers.

11.    Continued Service.

  Neither the Plan nor the award of Restricted Shares shall confer upon Grantee the right to continue as a Director of the Company or any of its subsidiaries.

12.    Miscellaneous.

  This Agreement and the Plan set forth the parties' final and entire agreement with respect to the subject matter hereof, which may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of Hawaii applicable to contracts made and to be performed in Hawaii. This Agreement shall bind and benefit Grantee, the heirs, distributees, and personal representative of Grantee, and the Company and its successors and assigns.

13.    Counterparts.

  This Agreement may be signed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

CENTRAL PACIFIC FINANCIAL CORP.
By	RONALD K. MIGITA
Its	Chairman of the Board
"Company"
"Grantee"

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CENTRAL PACIFIC FINANCIAL CORP. 2004 STOCK COMPENSATION PLAN NOTICE OF RESTRICTED SHARE GRANT TO NON-EMPLOYEE DIRECTOR
CENTRAL PACIFIC FINANCIAL CORP. 2004 STOCK COMPENSATION PLAN RESTRICTED SHARE AGREEMENT FOR NON-EMPLOYEE DIRECTOR